                         AMBASSADOR APARTMENTS, INC.
                         CONSOLIDATED BALANCE SHEETS
                AS OF SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
             (Dollars in thousands, except for per share amounts)
                                 (Unaudited)

                                                          SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                          -------------------  -----------------
ASSETS
Rental property:
  Land..................................................  $            89,440  $          82,124
  Buildings and improvements............................              450,782            407,002
  Furniture and equipment...............................                7,068              6,166
                                                          -------------------  -----------------
                                                                      547,290            495,292
Accumulated depreciation................................              (47,273)           (33,340)
                                                          -------------------  -----------------
                                                                      500,017            461,952
Cash and cash equivalents...............................                5,536              4,002
Escrow deposits.........................................               31,017             30,897
Escrowed bond funds--restricted.........................                  248                549
Note receivable - Officer...............................                1,000              1,000
Accounts receivable.....................................                1,421              1,870
Investment in and advances to unconsolidated real estate
  limited partnerships..................................                4,018              4,549
Deferred financing costs, net...........................               13,725              9,640
Other...................................................                2,894              1,325
                                                          -------------------  -----------------
TOTAL ASSETS............................................  $           559,876  $         515,784
                                                          -------------------  -----------------
                                                          -------------------  -----------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Bonds payable...........................................  $           317,796  $         279,355
Notes payable...........................................               62,114             79,974
Accrued interest........................................                  329                913
Real estate taxes payable...............................                6,327              3,837
Tenant security deposits................................                2,480              2,231
Accounts payable and other liabilities..................                3,036              2,138
Distributions/dividends payable.........................                  739                750
                                                          -------------------  -----------------
Total liabilities.......................................              392,821            369,198
                                                          -------------------  -----------------
Minority interest.......................................               29,913             32,006

Preferred Stock, $.01 par value; 20,000,000 shares
  authorized, 1,351,351 shares of Class A Senior
  Cumulative Convertible Preferred Stock issued and
  outstanding...........................................               24,132             24,132
Stockholders' equity:
  Common Stock, $.01 par value; 100,000,000
    shares authorized, 10,552,180 and 8,958,525
    shares issued and outstanding at September 30, 1997
    and December 31, 1996, respectively.................                  106                 90
  Additional paid-in capital............................              146,754            112,975
  Distributions in excess of accumulated earnings.......              (33,850)           (22,617)
                                                          -------------------  -----------------
Total stockholders' equity..............................              113,010             90,448
                                                          -------------------  -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $           559,876  $         515,784
                                                          -------------------  -----------------
                                                          -------------------  -----------------


        See accompanying notes to consolidated financial statements.

                          AMBASSADOR APARTMENTS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
              (Dollars in thousands, except for per share amounts)
                                  (Unaudited)


                                                               THREE MONTHS             NINE MONTHS
                                                            ENDED SEPTEMBER 30       ENDED SEPTEMBER 30
                                                          -----------------------  ----------------------
                                                              1997        1996        1997        1996
                                                          -----------  ----------  ----------  ----------
Revenues:
 Rental.............................................      $    22,342  $   16,086  $   63,661  $   45,553
 Other..............................................            1,917       1,397       5,084       3,790
                                                          -----------  ----------  ----------  ----------
      Total revenues................................           24,259      17,483      68,745      49,343
Expenses:
  Property operating................................            6,225       4,102      16,770      11,554
  Real estate taxes.................................            1,985       1,693       6,165       4,442
  General and administrative........................            1,924       1,373       5,052       3,753
  Depreciation......................................            5,027       3,359      13,933       9,547
  Advertising and marketing.........................              483         362       1,208         905
  Repairs and maintenance...........................            1,020         575       2,176       1,668
  Bad debt expense..................................               33          85         130         307
  Financing fees....................................              768         762       2,086       2,425
  Interest..........................................            5,661       3,452      16,809       9,072
  Amortization of deferred financing fees...........              387         349         871       1,452
  Income from unconsolidated real estate
     limited partnerships...........................              (11)       (267)       (333)        (55)
                                                          -----------  ----------  ----------  ----------
      Total expenses................................           23,502      15,845      64,867      45,070
                                                          -----------  ----------  ----------  ----------
Income before allocation to minority interest, loss
  on sale of interest rate cap and extraordinary
  item..............................................              757       1,638       3,878       4,273
Income allocated to minority interest...............             (261)       (555)     (1,004)     (1,032)
                                                          -----------  ----------  ----------  ----------
Income before loss on sale of interest rate cap
  and extraordinary item............................              496       1,083       2,874       3,241
Loss on sale of interest rate cap, net of minority
  interest..........................................               --          --          --       2,084
                                                          -----------  ----------  ----------  ----------
Income before extraordinary item                                  496       1,083       2,874       1,157
Extraordinary item, net of minority interest........               --          --        (900)         --
                                                          -----------  ----------  ----------  ----------
Net income.........................................               496       1,083       1,974       1,157
Income allocated to preferred stockholders.........              (576)       (283)     (1,711)       (283)
                                                          -----------  ----------  ----------  ----------
Net (loss) income allocable to common
  stockholders.....................................       $       (80) $      800  $      263  $      874
                                                          -----------  ----------  ----------  ----------
                                                          -----------  ----------  ----------  ----------
(Loss) income per share of weighted average
  common stock outstanding:
Before extraordinary item..........................       $     (0.01) $     0.09  $     0.12  $     0.10
                                                          -----------  ----------  ----------  ----------
                                                          -----------  ----------  ----------  ----------
Extraordinary item.................................       $        --  $       --  $    (0.09) $       --
                                                          -----------  ----------  ----------  ----------
                                                          -----------  ----------  ----------  ----------
Net (loss) income..................................       $     (0.01) $     0.09  $     0.03  $     0.10
                                                          -----------  ----------  ----------  ----------
                                                          -----------  ----------  ----------  ----------
Weighted average common shares outstanding.........        10,512,260   8,958,525   9,592,925   8,958,525
                                                          -----------  ----------  ----------  ----------
                                                          -----------  ----------  ----------  ----------


        See accompanying notes to consolidated financial statements.

                         AMBASSADOR APARTMENTS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)
                                 (Unaudited)



                                                                  NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                            ----------------------------
                                                                1997            1996
                                                            ------------    ------------
OPERATING ACTIVITIES
  Net income..........................................      $     1,974      $     1,157
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation.......................................           13,933            9,547
   Bad debt expense...................................              130              307
   Amortization of deferred financing fees............              871            1,452
   Minority interest..................................            1,004            1,032
   Income from investments in unconsolidated
     real estate limited partnerships.................             (333)             (55)
   Loss from sale of interest rate cap................               --            2,084
Extraordinary item, net of minority interest..........              900               --
   Changes in operating assets and liabilities:
     Accounts receivable..............................              319           (1,377)
     Other assets.....................................           (1,569)          (1,184)
     Accrued interest payable.........................             (584)             238
     Real estate taxes payable........................            2,490             (143)
     Tenant security deposits.........................              249              347
     Accounts payable and other liabilities...........              898             (100)
                                                            -----------      -----------
  Net cash provided by operating activities...........           20,282           13,305

INVESTING ACTIVITIES
  Purchase of rental property.........................          (24,179)         (42,045)
  Improvements to rental property.....................          (14,569)         (12,847)
  Advances to unconsolidated real estate limited
     partnerships.....................................               --          (36,815)
  Repayment from unconsolidated real estate limited
     partnerships.....................................              864           25,908
                                                            -----------      -----------
   Net cash used in investing activities..............          (37,884)         (65,799)

FINANCING ACTIVITIES
  Net proceeds from joint venture partners............               --           21,671
  Net proceeds from preferred stock offering..........               --           24,394
  Net proceeds from sale of shelf offering............           28,887               --
  Escrowed bond funds - restricted....................              301           (8,159)
  Escrow deposit......................................             (120)          (8,393)
  Deferred financing fees paid........................           (5,946)          (2,413)
  Proceeds from sale of interest rate cap.............               --            1,485
  Proceeds from bonds payable.........................           34,805           10,250
  Repayment of bonds payable..........................           (9,614)              --
  Proceeds from notes payable.........................           75,431          125,628
  Repayment of notes payable..........................          (93,291)        (101,575)
  Proceeds from exercise of stock options.............            3,196               --
  Proceeds from sale of common units..................              100               --
  Partner capital contributions.......................            1,322               13
  Dividends paid to preferred stockholders............           (1,702)              --
  Dividends paid to common stockholders...............          (11,496)         (10,750)
  Distributions paid to minority interest.............           (2,737)          (2,222)
                                                            -----------      -----------
   Net cash provided by financing activities..........           19,136           49,929
                                                            -----------      -----------
Net increase (decrease) in cash and cash equivalents..            1,534           (2,565)
Cash and cash equivalents at beginning of period......            4,002            5,270
                                                            -----------      -----------
Cash and cash equivalents at end of period............      $     5,536      $     2,705
                                                            -----------      -----------
                                                            -----------      -----------


        See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. They should be read in conjunction with the consolidated financial statements and notes thereto included in the Ambassador Apartments, Inc. (the "Company") 1996 Annual Report on Form 10-K. The following notes to the consolidated financial statements highlight significant changes to the notes included in the 1996 Annual Report on Form 10-K and present interim disclosures as required by the SEC. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statement presentation. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for such interim periods are not necessarily indicative of the results that may be expected for a full fiscal year.

     Investments in joint venture partnerships which the Company does not control or in which the Company does not have a majority interest are accounted for on the equity method.

     Certain amounts in the 1996 financial statements have been reclassified to conform with the 1997 consolidated presentation. Such reclassifications have not changed the results of operations for 1996.

     Significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

     Rental revenue is recognized as income in the period earned.

Cash Equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Earnings Per Share

     Earnings per share is computed based upon net income and weighted average common shares outstanding for the appropriate period. The dilutive effect of common stock equivalents on the primary earnings per share computation is not considered significant. Fully diluted earnings per share for the three and nine month periods ended September 30, 1997 equals $0.06 and $0.15, respectively, and is based upon weighted average common and common share equivalents of 12,882,033 and 11,962,698, respectively.

Recently Issued Accounting Standards

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The Company believes that the new requirements for calculating primary earnings per share will have no material impact since there is no dilutive effect with respect to stock options. The impact of Statement 128 on the calculation of fully diluted earnings per share for these quarters is not expected to be material.

Rental Property

     Rental property is carried at lower of cost or fair value.

     Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets which are as follows:


     Building .................  30-40 years
     Building improvements ....   5-30 years
     Furniture and equipment ..   3-12 years


     Expenditures for recurring maintenance and repairs are expensed to operations as incurred. Renovation and improvement costs which improve and/or extend the useful life of the asset are capitalized and depreciated over the estimated useful life. In addition, initial "turn over" costs such as electrical, plumbing and painting generally incurred during the renovation, re-tenanting and stabilization period, which are necessary to restore apartment units to their intended use, are capitalized and depreciated over their estimated useful life.

     Leasing costs, such as commissions, locator fees and other costs incurred in connection with renting the Company's apartment units, are amortized on a straight-line basis over a period of nine months. The amortization period is consistent with the weighted average life of the associated lease agreements.

     Marketing costs incurred to rent real estate during the approximate two-year renovation, re-tenanting and stabilization period are capitalized and amortized over such stabilization period.

2. DEBT

     On May 28, 1997, the Company entered into an unsecured revolving credit facility with Credit Lyonnais New York Branch ("CLNY") for $25.0 million (as amended on June 27, 1997, the "CLNY

Unsecured Line of Credit") at the prime rate plus 1.25% or, at the option of the Company, the Eurorate plus 2.25% or LIBOR plus 2.25%. Unpaid advances, together with any accrued or unpaid interest thereon, shall be due and payable 120 days following the date of any advance under the CLNY Unsecured Line of Credit. As of September 30, 1997, there were no amounts outstanding under the CLNY Unsecured Line of Credit. The CLNY Unsecured Line of Credit previously had a maturity date of December 31, 1997; however, on September 30, 1997, the Company amended the CLNY Unsecured Line of Credit to extend the maturity date to May 23, 1998.

     On June 22, 1997, the Company entered into a secured revolving credit facility to refinance its credit facility with Bank One Arizona (the "Bank One Credit Facility") with Nomura Asset Capital Corporation (as amended, the "NACC Revolving Loan"). The NACC Revolving Loan bears interest at LIBOR plus 1.50% and has a maximum commitment of $75.0 million subject to the amount of collateral pledged by the Company. As of September 30, 1997, six properties were pledged as collateral under the NACC Revolving Loan, and approximately $24.8 million was outstanding. As of September 30, 1997, the six properties pledged as collateral would have permitted an additional $11.0 million of borrowings under the NACC Revolving Loan. The NACC Revolving Loan previously had a maturity date of December 31, 1997; however, on September 30, 1997, the Company amended the NACC Revolving Loan to extend the maturity date to December 31, 1998.

     On September 18, 1997, Bexar County Housing Finance Corporation issued $2.3 million of variable-rate taxable bonds (the "Shallow Creek Bonds") for the benefit of the Shallow Creek property. The Shallow Creek Bonds bear interest at a floating rate that is reset weekly by the remarketing agent at the minimum rate required to remarket the bonds at par. The Shallow Creek Bonds are credit enhanced by a credit facility (the "FNMA Facility") issued by Federal National Mortgage Association ("FNMA") and mature on December 15, 2026.

     Effective September 11, 1997, the Company entered into an interest rate cap agreement with CLNY at a purchase price of $58,000 to protect against interest rate fluctuations with respect to the Shallow Creek Bonds. Pursuant to the terms of such interest rate cap agreement, the interest rate is limited to 6.53% per annum on a notional amount of $2.3 million. The interest rate cap agreement terminates on September 11, 2002.

3. ESCROWED BOND FUNDS--RESTRICTED

     As of September 30, 1997, the Company has approximately $248,000 in escrow, of which approximately $199,000 related to those properties owned by Ambassador I, L.P., a partnership in which the Company holds a 50.1% interest. The escrow monies will be used to complete certain renovation projects associated with tax-exempt bond requirements on those properties.

4.   ESCROW DEPOSITS

     As of September 30, 1997, the Company has approximately $31.0 million in escrow deposits. The escrow deposits consist primarily of reserves for (i) real estate taxes,
(ii) insurance, (iii) recurring capital expenditures, (iv) sinking fund deposits, (v) collateral for swap contracts entered into by the Company and (vi) additional collateral for debt.

5. STOCK OPTION PLAN

     Pursuant to the 1994 stock incentive plan, as amended (the "1994 Stock Incentive Plan") and the 1996 stock incentive plan, as amended (the "1996 Stock Incentive Plan") as discussed in note 6 to the 1996 Annual Report on Form 10-K, directors, executive officers and certain key employees were offered the opportunity to acquire shares of Common Stock through stock options. In March 1997, the Board of Directors adopted the 1997 stock incentive plan (the "1997 Stock Incentive Plan") for the purpose of attracting and retaining directors, officers and key employees. The 1997 Incentive Plan provides for the issuance of options to purchase up to 1.6 million shares of Common Stock. Collectively, the 1994, 1996 and 1997 Stock Incentive Plans are referred to herein as the "Stock Incentive Plan." During the quarter ended September 30, 1997, 67,000 options were exercised under the Stock Incentive Plan at prices ranging from $15.53 to $18.65 per share of Common Stock. The Company granted 7,000 stock options to certain non-executive officers during the quarterly period ended September 30, 1997. At September 30, 1997, options for 1,665,990 shares of Common Stock are available for grant under the Stock Incentive Plan.

6. DECLARATION OF DISTRIBUTIONS TO STOCKHOLDERS AND LIMITED PARTNERS

     On October 31, 1997, the Board of Directors of the Company authorized distribution payments of approximately $4.6 million, or $0.40 per Common Unit, to holders of Common Units of Ambassador Apartments, L.P. (the "Operating Partnership") for the quarter ended September 30, 1997. The distributions are payable on November 17, 1997. Also on October 31, 1997, the Board of Directors of the Company authorized distribution payments of $576,197, or approximately $0.4264 per Class A Senior Cumulative Convertible Preferred Unit ("Class A Preferred Units"), to the holder of Class A Preferred Units of the Operating Partnership, for the quarter ended September 30, 1997. This distribution is also payable on November 17, 1997.

     On October 31, 1997, the Board of Directors of the Company declared a quarterly dividend of $0.40 per share of Common Stock to the Common Stockholders of the Company for the quarter ended September 30, 1997. The dividends are payable on November 17, 1997, to holders of record as of November 13, 1997. The Board of Directors of the Company also authorized a quarterly dividend in the amount of approximately $0.4264 per Class A Senior Cumulative Convertible Preferred Stock ("Class A Preferred Stock") to the holder of Class A Preferred Stock for the quarterly period ended September 30, 1997. The Class A Preferred Stock dividend is also payable on November 17, 1997.

7.   EXTRAORDINARY ITEM

     On June 22, 1997, the Company refinanced the Bank One Credit Facility. Unamortized deferred financing fees associated with the Bank One Credit Facility were written-off upon issuance of the NACC Revolving Loan. As a result of this write-off, the Company recognized a $900,000 extraordinary loss, net of minority interest.

8. LEGAL PROCEEDINGS

     The Company is involved in a variety of legal proceedings arising in the ordinary course of business. It is management's belief that, collectively, all such proceedings are not expected to have material impact on the Company's financial position.

     An advisor to investors who hold the Class B certificates described below has challenged the Company's right to pay off the Class B certificates prior to August 1, 2003. The Company believes it has the current right to redeem such certificates. The advisor has threatened to bring an action against the Company for damages. If litigation is filed, the Company will vigorously defend its position.

9.   SUBSEQUENT EVENTS

     On October 24, 1997, the Company borrowed $7.5 million under its NACC Revolving Loan to fund the escrow account required to redeem the Prior Florida Bonds (as hereinafter defined) associated with the TEB transaction (described below) plus certain costs and fees associated therewith, fund renovation expenses on certain of the Company's properties and to provide for additional working capital needs.

     On October 27, 1997, the Housing Finance Authority of Palm Beach County, Florida and The Housing Finance Authority of Volusia County, Florida issued $16.1 million and $17.9 million, respectively, of variable-rate tax exempt bonds (the "Florida Bonds") for the benefit of Haverhill Commons, Village Crossing, Arbors and Ocean Oaks Properties. The Florida Bonds are rated AA+/A-1+ and bear interest at a floating rate that is reset weekly by the remarketing agent at the minimum rate required to remarket the bonds at par. The Florida Bonds mature on October 1, 2027. The Florida Bonds are credit enhanced by four separate letters of credit aggregating $34.5 million from CLNY and a corresponding confirming letter of credit issued by Republic Bank of New York. Under the terms of the CLNY letter of credit agreement, CLNY was paid an origination fee of $345,030 and is also entitled to a letter of credit fee of 1.5% per annum of the stated amount of the letters of credit payable monthly in arrears. An additional fee of 0.25% per annum of the stated amount of the letter of credit is due to CLNY as long as a confirming letter of credit remains in place. The CLNY letters of credit expire not later than October 27, 2002.

     Concurrently with the issuance of the Florida Bonds, the Company defeased $38.7 million of bonds (the "Prior Florida Bonds") owned by TEB Municipal Trust I ("TEB"), a New York Trust in which an unconsolidated subsidiary of the Company holds an approximately $2.0 million of original principal balance Class G certificate. In addition to the Class G certificate, TEB also sold $27.0 million of original principal balance in Class A certificates and $10.0 million of original principal balance in Class B certificates. During the third quarter ended September 30, 1997, the trust certificates were subject to a $300,000 partial redemption, thereby leaving an aggregate outstanding balance of $38.7 million in trust certificates. Pursuant to the terms of the bond agreements, the Company deposited the proceeds from the Florida Bonds plus an additional $4.7 million into an escrow account which will be used to redeem the

Prior Florida Bonds on December 1, 1997 and ultimately redeem the Class B and Class G certificates in TEB and to reimburse the credit enhancer for the Class A certificates for the draw on its direct pay letter of credit with respect to the Class A certificates. Alternatively, the Class B certificate holders may have the option to put their certificates to the Company at a price equal to their par value plus a 4% premium if exercised prior to January 14, 1998.

     On November 12, 1997, the Company obtained a $20 million standby commitment (the "Standby Commitment") from Bank of America National Trust and Savings Association ("Bank of America") for the benefit of FNMA in connection with the FNMA Facility. FNMA may draw upon the Standby Commitment in the event that (i) under certain circumstances the limited partner of Jupiter-I, L.P. has elected to dissolve the partnership and receive a cash liquidation or to cause the partnership to redeem its interest for cash or (ii) FNMA has not received a replacement standby commitment or other adequate security by October 12, 1998. The Standby Commitment has a term of one year. The Company paid $400,000 to Bank of America in connection with the issuance of the Standby Commitment and must pay an additional fee of $200,000 if the Standby Commitment remains outstanding on the six month anniversary of its issuance. In the event of any advance under the Standby Commitment, the Company shall pay to Bank of America a fee equal to 2% of the amount of such advance and on each 90th day thereafter a fee equal to 2% of any unreimbursed advance then outstanding. In addition, any unreimbursed advances under the Standby Commitment accrue interest at a rate equal to Bank of America's reference rate plus 500 basis points and are required to be repaid on the earlier of the expiration date of the Standby Commitment, an event of default under the Standby Commitment documents and a merger of or the transfer of more than 40% of the voting interests in Ambassador Apartments, Inc., Ambassador Apartments, L.P., or AJ One Limited Partnership.

     The Standby Commitment was provided to FNMA in connection with FNMA's consent to certain amendments to the Jupiter-I, L.P. Partnership Agreement and a related document (the "Jupiter Amendments") that were entered into without FNMA's prior consent as required by the FNMA Facility. On November 12, 1997, FNMA consented to the Jupiter Amendments effective as of the date the Jupiter Amendments were executed and confirmed that, as a result of such consent, there is not continuing a default under the FNMA Facility. At the same time, the Company agreed to use its good faith efforts to cause the Jupiter Amendments to be reversed. The Standby Commitment documents provide that if FNMA determines in its sole discretion that the Company has not used such efforts by January 31, 1998, it may notify the Company of the actions reasonably required to discharge the Company's good faith efforts. Failure of the Company to satisfy such requirements within 30 days of such notice could result after notice from FNMA in the revocation and termination of FNMA's consent to the Jupiter Amendments, in which event the Company would be in default under the FNMA Facility. FNMA has agreed to release the Standby Commitment in the event that (i) the Company reverses the Jupiter Amendments or (ii) the Company becomes the owner of substantially all of the ownership interests in Jupiter-I, L.P., and a subsidiary of the Company guarantees certain obligations to FNMA under the FNMA Facility.

10.  PRO FORMA INFORMATION

     The following unaudited table of pro forma information has been prepared as if the Company's acquisitions and related debt in 1996 and 1997 had all occurred as of the beginning of each period presented. In management's opinion, the pro forma is not indicative of consolidated results of operations that may have occurred had the above transactions taken place on January 1 of each year.

             Pro Forma for the Nine-Month Period Ended September 30
                (Dollars in thousands, except per share amounts)



                                                    1997     1996
                                                  -------  -------
Total revenue...............................      $71,629  $69,060
Property operating..........................       31,470   29,905
Depreciation and amortization...............       15,442   14,980
Interest....................................       20,238   20,263
                                                  -------  -------
Total expenses..............................       67,150   65,148
                                                  -------  -------
Income before Minority Interest, loss from
 sale of interest rate cap, and extraordinary
 item........................................     $ 4,479  $ 3,912
                                                  -------  -------
                                                  -------  -------
Income per share of weighted average
 Common Stock................................     $  0.35  $  0.32
                                                  -------  -------
                                                  -------  -------


     The pro forma financial information includes the following adjustments:
(i) an increase to rental revenues, property operating expenses and related interest expense to reflect the acquisitions in 1996 and 1997; (ii) an increase in general and administrative expense to reflect additional costs associated with increasing the size of the portfolio; (iii) an increase in interest expenses associated with acquisitions in 1996 and 1997; and (iv) an increase in depreciation to reflect the acquisitions noted in (i) above.

     Net income has not been reduced for Minority Interests, and net income per share assumes conversion into Common Stock of (i) all limited partnership interests in the Operating Partnership; (ii) certain limited partnership interests in Jupiter I, L.P. and Jupiter II, L.P.; and (iii) the Class A Preferred Stock. Therefore, the total Common Stock outstanding at January 1, 1997 and January 1, 1996 would have been 12,858,016 and 12,192,181, respectively.